Exhibit 99.1
SallieMae N E W S R E L E A S E

FOR IMMEDIATE RELEASE	Media Contacts:	Investor Contacts:
	Tom Joyce	Steve McGarry
	703/984-5610	703/984-6746
	Martha Holler	Joe Fisher
	703/984-5178	703/984-5755
SALLIE MAE’S FEE-BASED BUSINESSES EXCEED $1 BILLION; MANAGED LOANS
GROW 16 PERCENT TO $142 BILLION
•	Loan Purchases Top a Record $34 Billion

•	Fee Income Increases 20 Percent

•	Internal Lending Brands’ Growth Rate Exceeds 40 Percent
RESTON, Va., Jan. 18, 2007 — SLM Corporation (NYSE: SLM), commonly known as Sallie Mae, today reported fourth-quarter and full-year 2006 earnings and performance results that include a total managed student loan portfolio of $142 billion, a 16-percent increase from the year-ago quarter.
     “Core earnings” net income was $326 million, or $.74 per diluted share, for the 2006 fourth quarter, compared to $284 million, or $.63 per diluted share, in the year-ago quarter. For the full-year 2006, “core earnings” net income was $1.3 billion, or $2.83 per diluted share, up from $1.1 billion, or $2.51 per diluted share, for 2005. Recognizing stock-based compensation in both the current and year-ago periods and adjusting for one-time items, “core earnings” diluted earnings per share were $.74 in the fourth quarter 2006, a 16-percent increase from $.64 in the year-ago quarter, and $2.79 in 2006, a 17-percent increase from $2.39 in 2005.
     “We delivered a record amount of loans to help students access higher education,” said Tim Fitzpatrick, CEO. “The private sector, led by Sallie Mae, continues to provide product, pricing and service innovations that deliver results to 80 percent of colleges and universities in the U.S. and help nearly 6 million students access college every year.”
     Sallie Mae reports financial results on a GAAP basis and also presents certain “core earnings” performance measures on a basis that differs from GAAP. The company’s management, equity investors, credit rating agencies and debt capital providers use these “core earnings” measures to monitor the company’s business performance.
     During 2006, the company purchased $34.4 billion in education loans. The company originated $23.4 billion of student loans through its preferred channel last year — $13.1 billion, or 56 percent of that total, through its internal lending brands. In the fourth-quarter 2006, the company’s preferred-channel loan originations totaled $4.8 billion and included $1.6 billion of private education loans. Two thirds of the preferred-channel loans originated during the 2006 fourth quarter, or $3.1 billion, was originated through the company’s internal lending brands. Preferred-channel loans are originated through Sallie Mae’s internal or affiliated brands.

Sallie Mae	•	12061 Bluemont Way	•	Reston, Va 20190	•	www.SallieMae.com

     Also contributing to the company’s 2006 performance results was $1.1 billion in “core earnings” total other income. The company’s fee-based businesses generate non-interest income and primarily include fees earned on guarantor servicing, debt management operations and collection activities. “Core earnings” fee income and collection revenue were $183 million in the 2006 fourth quarter and $768 million for the full-year 2006, a 20-percent increase from $642 million during the full-year 2005.
     “Core earnings” net interest income was $651 million in the 2006 fourth quarter and $2.5 billion for the full-year 2006, 15-percent increases over the respective year-ago periods. “Core earnings” operating expenses were $328 million during the fourth-quarter 2006, compared to $279 million in the year-ago quarter.
     Fourth-quarter 2006 GAAP net income was $18 million, or $.02 per diluted share, compared to $431 million, or $.96 per diluted share, in the year-ago quarter. GAAP net income for 2006 totaled $1.2 billion, compared to $1.4 billion in 2005. Included in these GAAP results are pre-tax net losses on derivative and hedging activities of $(245) million in the fourth-quarter 2006 and $(339) million year-to-date 2006, compared to pre-tax net gains of $70 million and $247 million in the respective year-ago periods.
     Both a description of the “core earnings” treatment and a full reconciliation to the GAAP income statement can be found in the Fourth Quarter 2006 Supplemental Earnings Disclosure accompanying this press release, which is posted under the Investors page at http://www.salliemae.com/about/investors/stockholderinfo/earningsinfo.
     Total equity for the company at Dec. 31, 2006, was $4.4 billion, compared to $4.5 billion at Sept. 30, 2006. The company’s tangible capital at the end of the 2006 fourth quarter was 1.84 percent of managed assets, compared to 2.03 percent at prior quarter end.
     The company will host its quarterly earnings conference call today at noon. Sallie Mae executives will be on hand to discuss various highlights of the quarter and to answer questions related to the company’s performance. Individuals interested in participating should call the following number today, Jan. 18, 2007, starting at 11:45 a.m. EST: (877) 356-5689 (USA and Canada) or (706) 679-0623 (International). The conference call will be replayed continuously beginning Thursday, Jan. 18, at 3:00 p.m. EST and concluding at 11:59 p.m. EST on Thursday, Feb. 1. Please dial (800) 642-1687 (USA and Canada) or dial (706) 645-9291 (International) and use access code 5437459. In addition, there will be a live audio Web cast of the conference call, which may be accessed at www.SallieMae.com. A replay will be available beginning 30-45 minutes after the live broadcast.
***
Forward Looking Statements:
This press release contains “forward-looking statements” including expectations as to future market share, the success of preferred channel originations and future results. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Because such statements inherently involve risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks include, among others, changes in the terms of student loans and the educational credit marketplace arising from the implementation of applicable laws and regulations, and from changes in such laws and regulations, changes in the demand for educational financing or in financing preferences of educational institutions, students and their families, and changes in the general interest rate environment. For more information, see the company’s filings with the Securities and Exchange Commission.

Sallie Mae	•	12061 Bluemont Way	•	Reston, Va 20190	•	www.SallieMae.com

***
SLM Corporation (NYSE: SLM), commonly known as Sallie Mae, is the nation’s leading provider of saving- and paying-for-college programs. The company manages $142 billion in education loans and serves nearly 10 million student and parent customers. Through its Upromise affiliates, the company also manages $15 billion in 529 college-savings plans, and assists 7.5 million members with automatic savings through rebates on everyday purchases. Sallie Mae and its subsidiaries offer debt management services as well as business and technical products to a range of business clients, including higher education institutions, student loan guarantors and state and federal agencies. More information is available at www.salliemae.com. SLM Corporation and its subsidiaries are not sponsored by or agencies of the United States of America.
###

Sallie Mae	•	12061 Bluemont Way	•	Reston, Va 20190	•	www.SallieMae.com

SLM CORPORATION

Supplemental Earnings Disclosure

December 31, 2006

(Dollars in millions, except earnings per share)

	Quarters ended			Years ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2006	2006	2005	2006	2005
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)

SELECTED FINANCIAL INFORMATION AND RATIOS
GAAP Basis
Net income	$18	$263	$431	$1,157	$1,382
Diluted earnings per common share(1)(2)	$.02	$.60	$.96	$2.63	$3.05
Return on assets	.07%	1.10%	1.88%	1.22%	1.68%
“Core Earnings” Basis(3)
“Core Earnings” net income	$326	$321	$284	$1,253	$1,131
“Core Earnings” diluted earnings per common share(1)(2)	$.74	$.73	$.63	$2.83	$2.51
“Core Earnings” return on assets	.84%	.86%	.84%	.86%	.89%
OTHER OPERATING STATISTICS
Average on-balance sheet student loans	$91,522	$84,241	$82,914	$84,856	$74,724
Average off-balance sheet student loans	47,252	48,226	38,497	46,336	41,220

Average Managed student loans	$138,774	$132,467	$121,411	$131,192	$115,944

Ending on-balance sheet student loans, net	$95,920	$88,038	$82,604
Ending off-balance sheet student loans, net	46,172	48,897	39,925

Ending Managed student loans, net	$142,092	$136,935	$122,529

Ending Managed FFELP Stafford and Other Student Loans, net	$39,869	$39,787	$40,658
Ending Managed Consolidation Loans, net	79,635	75,947	65,434
Ending Managed Private Education Loans, net	22,588	21,201	16,437

Ending Managed student loans, net	$142,092	$136,935	$122,529

(1)	In December 2004, the Company adopted the Emerging Issues Task Force (“EITF”) Issue No. 04-8, “The Effect of Contingently Convertible Debt on Diluted Earnings per Share,” as it relates to the Company’s $2 billion in contingently convertible debt instruments (“Co-Cos”) issued in May 2003. EITF No. 04-8 requires the shares underlying Co-Cos to be included in diluted earnings per common share computations regardless of whether the market price trigger or the conversion price has been met, using the “if-converted” method. The impact of Co-Cos to diluted earnings per common share is as follows:

	Quarters ended				Years ended
	December 31,		September 30,	December 31,	December 31,	December 31,
	2006		2006	2005	2006	2005
	(unaudited)		(unaudited)	(unaudited)	(unaudited)	(unaudited)

Impact of Co-Cos on GAAP diluted earnings per common share	$—	(A)	$—	$(.03)	$(.03)	$(.11)
Impact of Co-Cos on “Core Earnings” diluted earnings per common share	$(.01)		$(.01)	$(.02)	$(.04)	$(.07)

(A)	There is no impact on diluted earnings per common share because the effect of the assumed conversion is antidilutive.

(2)	During the first quarter of 2006, the Company adopted the Financial Accounting Standards Board’s (“FASB’s”) Statement of Financial Accounting Standards (“SFAS”) No. 123(R), “Share-Based Payment,” which is a revision of SFAS No. 123, “Accounting for Stock-Based Compensation.” SFAS No. 123(R) requires all share based payments to employees to be recognized in the income statement based on their fair values. For the quarters ended December 31, 2006 and September 30, 2006, reported net income attributable to common stock included $9 million and $10 million, respectively, related to stock option compensation expense, net of related tax effects. The following table is a pro forma presentation of the Company’s results had SFAS No. 123(R) been in effect for all periods presented.

	Quarters ended			Years ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2006	2006	2005	2006	2005
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Pro forma GAAP diluted earnings per common share	$.02	$.60	$.93	$2.63	$2.97
Pro forma “Core Earnings” diluted earnings per common share	$.74	$.73	$.61	$2.83	$2.43

(3)	See explanation of “Core Earnings” performance measures under “Reconciliation of ‘Core Earnings’ Net Income to GAAP Net Income.”

SLM CORPORATION

Consolidated Balance Sheets

(In thousands, except per share amounts)

	December 31,	September 30,	December 31,
	2006	2006	2005
	(unaudited)	(unaudited)

Assets
FFELP Stafford and Other Student Loans (net of allowance for losses of $8,701; $7,649; and $6,311, respectively)	$24,840,464	$22,613,604	$19,988,116
Consolidation Loans (net of allowance for losses of $11,614; $10,720; and $8,639, respectively)	61,324,008	57,201,754	54,858,676
Private Education Loans (net of allowance for losses of $308,346; $274,974; and $204,112, respectively)	9,755,289	8,222,400	7,756,770
Other loans (net of allowance for losses of $20,394; $18,327; and $16,180, respectively)	1,308,832	1,257,252	1,137,987
Cash and investments	5,184,673	4,399,196	4,867,654
Restricted cash and investments	3,423,326	3,806,978	3,300,102
Retained Interest in off-balance sheet securitized loans	3,341,591	3,613,376	2,406,222
Goodwill and acquired intangible assets, net	1,371,606	1,333,123	1,105,104
Other assets	5,585,943	4,605,014	3,918,053

Total assets	$116,135,732	$107,052,697	$99,338,684

Liabilities
Short-term borrowings	$3,528,263	$3,669,842	$3,809,655
Long-term borrowings	104,558,531	94,816,563	88,119,090
Other liabilities	3,679,781	4,053,931	3,609,332

Total liabilities	111,766,575	102,540,336	95,538,077

Commitments and contingencies
Minority interest in subsidiaries	9,115	9,338	9,182
Stockholders’ equity
Preferred stock, par value $.20 per share, 20,000 shares authorized; Series A: 3,300; 3,300; and 3,300 shares, respectively, issued at stated value of $50 per share; Series B: 4,000; 4,000; and 4,000 shares, respectively, issued at stated value of $100 per share	565,000	565,000	565,000
Common stock, par value $.20 per share, 1,125,000 shares authorized: 433,113; 431,590; and 426,484 shares, respectively, issued	86,623	86,318	85,297
Additional paid-in capital	2,565,211	2,490,851	2,233,647
Accumulated other comprehensive income, net of tax	349,111	460,527	367,910
Retained earnings	1,834,718	1,928,204	1,111,743

Stockholders’ equity before treasury stock	5,400,663	5,530,900	4,363,597
Common stock held in treasury at cost: 22,496; 22,229; and 13,347 shares, respectively	1,040,621	1,027,877	572,172

Total stockholders’ equity	4,360,042	4,503,023	3,791,425

Total liabilities and stockholders’ equity	$116,135,732	$107,052,697	$99,338,684

SLM CORPORATION

Consolidated Statements of Income

(In thousands, except per share amounts)

	Quarters ended			Years ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2006	2006	2005	2006	2005
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Interest income:
FFELP Stafford and Other Student Loans	$408,727	$364,621	$315,164	$1,408,938	$1,014,851
Consolidation Loans	966,840	916,091	760,338	3,545,857	2,500,008
Private Education Loans	291,425	254,747	203,992	1,021,221	633,884
Other loans	26,556	24,550	22,851	97,954	84,664
Cash and investments	141,155	141,083	89,921	503,002	276,756

Total interest income	1,834,703	1,701,092	1,392,266	6,576,972	4,510,163
Interest expense	1,462,733	1,363,271	1,002,133	5,122,855	3,058,718

Net interest income	371,970	337,821	390,133	1,454,117	1,451,445
Less: provisions for losses	92,005	67,242	65,318	286,962	203,006

Net interest income after provisions for losses	279,965	270,579	324,815	1,167,155	1,248,439

Other income:
Gains on student loan securitizations	—	201,132	240,651	902,417	552,546
Servicing and securitization revenue	184,686	187,082	80,032	553,541	356,730
Losses on securities, net	(24,458)	(13,427)	(6,979)	(49,357)	(63,955)
Gains (losses) on derivative and hedging activities, net	(244,521)	(130,855)	70,270	(339,396)	246,548
Guarantor servicing fees	33,089	38,848	21,555	132,100	115,477
Debt management fees	92,501	122,556	98,839	396,830	359,907
Collections revenue	57,878	57,913	48,304	239,829	166,840
Other	103,927	87,923	67,072	338,307	273,259

Total other income	203,102	551,172	619,744	2,174,271	2,007,352
Operating expenses	352,747	353,494	296,663	1,346,152	1,138,328

Income before income taxes and minority interest in net earnings of subsidiaries	130,320	468,257	647,896	1,995,274	2,117,463
Income taxes	111,752	203,686	215,907	834,311	728,767

Income before minority interest in net earnings of subsidiaries	18,568	264,571	431,989	1,160,963	1,388,696
Minority interest in net earnings of subsidiaries	463	1,099	954	4,007	6,412

Net income	18,105	263,472	431,035	1,156,956	1,382,284
Preferred stock dividends	9,258	9,221	7,832	35,567	21,903

Net income attributable to common stock	$8,847	$254,251	$423,203	$1,121,389	$1,360,381

Basic earnings per common share	$.02	$.62	$1.02	$2.73	$3.25

Average common shares outstanding	409,597	410,034	415,907	410,805	418,374

Diluted earnings per common share	$.02	$.60	$.96	$2.63	$3.05

Average common and common equivalent shares outstanding	418,357	449,841	457,406	451,170	460,260

Dividends per common share	$.25	$.25	$.22	$.97	$.85

SLM CORPORATION

Segment and “Core Earnings”

Consolidated Statements of Income

(In thousands)

	Quarter ended December 31, 2006
			Corporate	Total ‘‘Core		Total
	Lending	DMO	and Other	Earnings”	Adjustments	GAAP
	(unaudited)

Interest income:
FFELP Stafford and Other Student Loans	$700,961	$—	$—	$700,961	$(292,234)	$408,727
Consolidation Loans	1,305,744	—	—	1,305,744	(338,904)	966,840
Private Education Loans	620,092	—	—	620,092	(328,667)	291,425
Other loans	26,556	—	—	26,556	—	26,556
Cash and investments	197,161	—	2,225	199,386	(58,231)	141,155

Total interest income	2,850,514	—	2,225	2,852,739	(1,018,036)	1,834,703
Total interest expense	2,189,781	6,440	5,630	2,201,851	(739,118)	1,462,733

Net interest income	660,733	(6,440)	(3,405)	650,888	(278,918)	371,970
Less: provisions for losses	87,895	—	298	88,193	3,812	92,005

Net interest income after provisions for losses	572,838	(6,440)	(3,703)	562,695	(282,730)	279,965
Fee income	—	92,501	33,089	125,590	—	125,590
Collections revenue	—	57,473	—	57,473	405	57,878
Other income	40,034	—	59,690	99,724	(80,090)	19,634

Total other income	40,034	149,974	92,779	282,787	(79,685)	203,102
Operating expenses(1)	164,289	91,833	71,567	327,689	25,058	352,747

Income before income taxes and minority interest in net earnings of subsidiaries	448,583	51,701	17,509	517,793	(387,473)	130,320
Income tax expense(2)	165,976	19,178	6,429	191,583	(79,831)	111,752
Minority interest in net earnings of subsidiaries	—	463	—	463	—	463

Net income	$282,607	$32,060	$11,080	$325,747	$(307,642)	$18,105

(1)	Operating expenses for the Lending, DMO, and Corporate and Other business segments include $8 million, $3 million, and $3 million, respectively, of stock option compensation expense due to the implementation of SFAS No. 123(R) in the first quarter of 2006.

(2)	Income taxes are based on a percentage of net income before tax for the individual reportable segment.

	Quarter ended September 30, 2006
			Corporate	Total ‘‘Core		Total
	Lending	DMO	and Other	Earnings”	Adjustments	GAAP
	(unaudited)

Interest income:
FFELP Stafford and Other Student Loans	$701,615	$—	$—	$701,615	$(336,994)	$364,621
Consolidation Loans	1,241,999	—	—	1,241,999	(325,908)	916,091
Private Education Loans	557,787	—	—	557,787	(303,040)	254,747
Other loans	24,550	—	—	24,550	—	24,550
Cash and investments	206,837	—	2,782	209,619	(68,536)	141,083

Total interest income	2,732,788	—	2,782	2,735,570	(1,034,478)	1,701,092
Total interest expense	2,124,587	6,088	3,515	2,134,190	(770,919)	1,363,271

Net interest income	608,201	(6,088)	(733)	601,380	(263,559)	337,821
Less: provisions for losses	79,774	—	(3)	79,771	(12,529)	67,242

Net interest income after provisions for losses	528,427	(6,088)	(730)	521,609	(251,030)	270,579
Fee income	—	122,556	38,848	161,404	—	161,404
Collections revenue	—	57,744	—	57,744	169	57,913
Other income	46,074	—	40,988	87,062	244,793	331,855

Total other income	46,074	180,300	79,836	306,210	244,962	551,172
Operating expenses(1)	156,168	91,341	69,644	317,153	36,341	353,494

Income before income taxes and minority interest in net earnings of subsidiaries	418,333	82,871	9,462	510,666	(42,409)	468,257
Income tax expense(2)	154,783	30,662	3,502	188,947	14,739	203,686
Minority interest in net earnings of subsidiaries	—	1,099	—	1,099	—	1,099

Net income	$263,550	$51,110	$5,960	$320,620	$(57,148)	$263,472

(1)	Operating expenses for the Lending, DMO, and Corporate and Other business segments include $8 million, $4 million, and $4 million, respectively, of stock option compensation expense due to the implementation of SFAS No. 123(R) in the first quarter of 2006.

(2)	Income taxes are based on a percentage of net income before tax for the individual reportable segment.

	Quarter ended December 31, 2005
			Corporate	Total “Core		Total
	Lending(2)	DMO(2)	and Other(2)	Earnings”	Adjustments	GAAP
	(unaudited)

Interest income:
FFELP Stafford and Other Student Loans	$619,987	$—	$—	$619,987	$(304,823)	$315,164
Consolidation Loans	934,096	—	—	934,096	(173,758)	760,338
Private Education Loans	373,801	—	—	373,801	(169,809)	203,992
Other loans	22,851	—	—	22,851	—	22,851
Cash and investments	127,418	—	1,564	128,982	(39,061)	89,921

Total interest income	2,078,153	—	1,564	2,079,717	(687,451)	1,392,266
Total interest expense	1,506,852	5,531	1,455	1,513,838	(511,705)	1,002,133

Net interest income	571,301	(5,531)	109	565,879	(175,746)	390,133
Less: provisions for losses	69,243	—	(7)	69,236	(3,918)	65,318

Net interest income after provisions for losses	502,058	(5,531)	116	496,643	(171,828)	324,815
Fee income	—	98,839	21,555	120,394	—	120,394
Collections revenue	—	48,112	—	48,112	192	48,304
Other income	37,696	—	28,355	66,051	384,995	451,046

Total other income	37,696	146,951	49,910	234,557	385,187	619,744
Operating expenses	138,778	83,920	55,895	278,593	18,070	296,663

Income before income taxes and minority interest in net earnings of subsidiaries	400,976	57,500	(5,869)	452,607	195,289	647,896
Income tax expense(1)	148,362	21,275	(2,172)	167,465	48,442	215,907
Minority interest in net earnings of subsidiaries	—	954	—	954	—	954

Net income	$252,614	$35,271	$(3,697)	$284,188	$146,847	$431,035

(1)	Income taxes are based on a percentage of net income before tax for the individual reportable segment.

(2)	In the first quarter of 2006, the Company changed its method for allocating certain Corporate and Other expenses to the other business segments. All periods presented have been updated to reflect the new allocation methodology.

	Year ended December 31, 2006
			Corporate	Total ‘‘Core		Total
	Lending	DMO	and Other	Earnings”	Adjustments	GAAP
	(unaudited)

Interest income:
FFELP Stafford and Other Student Loans	$2,771,236	$—	$—	$2,771,236	$(1,362,298)	$1,408,938
Consolidation Loans	4,690,060	—	—	4,690,060	(1,144,203)	3,545,857
Private Education Loans	2,092,068	—	—	2,092,068	(1,070,847)	1,021,221
Other loans	97,954	—	—	97,954	—	97,954
Cash and investments	704,336	—	6,989	711,325	(208,323)	503,002

Total interest income	10,355,654	—	6,989	10,362,643	(3,785,671)	6,576,972
Total interest expense	7,877,263	23,150	11,768	7,912,181	(2,789,326)	5,122,855

Net interest income	2,478,391	(23,150)	(4,779)	2,450,462	(996,345)	1,454,117
Less: provisions for losses	302,498	—	282	302,780	(15,818)	286,962

Net interest income after provisions for losses	2,175,893	(23,150)	(5,061)	2,147,682	(980,527)	1,167,155
Fee income	—	396,830	132,100	528,930	—	528,930
Collections revenue	—	238,970	—	238,970	859	239,829
Other income	177,451	—	155,025	332,476	1,073,036	1,405,512

Total other income	177,451	635,800	287,125	1,100,376	1,073,895	2,174,271
Operating expenses(1)	645,057	357,797	249,958	1,252,812	93,340	1,346,152

Income before income taxes and minority interest in net earnings of subsidiaries	1,708,287	254,853	32,106	1,995,246	28	1,995,274
Income tax expense(2)	632,067	94,344	11,830	738,241	96,070	834,311
Minority interest in net earnings of subsidiaries	—	4,007	—	4,007	—	4,007

Net income	$1,076,220	$156,502	$20,276	$1,252,998	$(96,042)	$1,156,956

(1)	Operating expenses for the Lending, DMO, and Corporate and Other business segments include $34 million, $12 million, and $17 million, respectively, of stock option compensation expense due to the implementation of SFAS No. 123(R) in the first quarter of 2006.

(2)	Income taxes are based on a percentage of net income before tax for the individual reportable segment.

	Year ended December 31, 2005
			Corporate	Total ‘‘Core		Total
	Lending(2)	DMO(2)	and Other(2)	Earnings”	Adjustments	GAAP
	(unaudited)

Interest income:
FFELP Stafford and Other Student Loans	$2,298,256	$—	$—	$2,298,256	$(1,283,405)	$1,014,851
Consolidation Loans	3,014,383	—	—	3,014,383	(514,375)	2,500,008
Private Education Loans	1,160,239	—	—	1,160,239	(526,355)	633,884
Other loans	84,664	—	—	84,664	—	84,664
Cash and investments	395,613	—	4,734	400,347	(123,591)	276,756

Total interest income	6,953,155	—	4,734	6,957,889	(2,447,726)	4,510,163
Total interest expense	4,797,271	19,176	5,998	4,822,445	(1,763,727)	3,058,718

Net interest income	2,155,884	(19,176)	(1,264)	2,135,444	(683,999)	1,451,445
Less: provisions for losses	138,026	—	177	138,203	64,803	203,006

Net interest income after provisions for losses	2,017,858	(19,176)	(1,441)	1,997,241	(748,802)	1,248,439
Fee income	—	359,907	115,477	475,384	—	475,384
Collections revenue	—	166,648	—	166,648	192	166,840
Other income	109,700	1	126,086	235,787	1,129,341	1,365,128

Total other income	109,700	526,556	241,563	877,819	1,129,533	2,007,352
Operating expenses	547,405	287,050	235,430	1,069,885	68,443	1,138,328

Income before income taxes and minority interest in net earnings of subsidiaries	1,580,153	220,330	4,692	1,805,175	312,288	2,117,463
Income tax expense(1)	584,657	81,522	1,736	667,915	60,852	728,767
Minority interest in net earnings of subsidiaries	1,749	4,403	—	6,152	260	6,412

Net income	$993,747	$134,405	$2,956	$1,131,108	$251,176	$1,382,284

(1)	Income taxes are based on a percentage of net income before tax for the individual reportable segment.

(2)	In the first quarter of 2006, the Company changed its method for allocating certain Corporate and Other expenses to the other business segments. All periods presented have been updated to reflect the new allocation methodology.

SLM CORPORATION

Reconciliation of “Core Earnings” Net Income to GAAP Net Income

(In thousands, except per share amounts)

	Quarters ended			Years ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2006	2006	2005	2006	2005
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)

“Core Earnings” net income(A)	$325,747	$320,620	$284,188	$1,252,998	$1,131,108
“Core Earnings” adjustments:
Net impact of securitization accounting	(67,984)	159,468	117,520	532,506	(60,069)
Net impact of derivative accounting	(242,614)	(112,699)	149,755	(229,452)	637,460
Net impact of Floor Income	(51,762)	(52,781)	(56,108)	(209,445)	(203,943)
Net impact of acquired intangibles(B)	(25,113)	(36,397)	(15,878)	(93,581)	(61,160)

Total “Core Earnings” adjustments before income taxes and minority interest in net earnings of subsidiaries	(387,473)	(42,409)	195,289	28	312,288
Net tax effect(C)	79,831	(14,739)	(48,442)	(96,070)	(60,852)

Total “Core Earnings” adjustments before minority interest in net earnings of subsidiaries	(307,642)	(57,148)	146,847	(96,042)	251,436
Minority interest in net earnings of subsidiaries	—	—	—	—	(260)

Total “Core Earnings” adjustments	(307,642)	(57,148)	146,847	(96,042)	251,176

GAAP net income	$18,105	$263,472	$431,035	$1,156,956	$1,382,284

GAAP diluted earnings per common share	$.02	$.60	$.96	$2.63	$3.05

(A) “Core Earnings” diluted earnings per common share	$.74	$.73	$.63	$2.83	$2.51

(B)	Represents goodwill and intangible impairment and the amortization of acquired intangibles.

(C)	Such tax effect is based upon the Company’s “Core Earnings” effective tax rate for the year. The net tax effect results primarily from the exclusion of the permanent income tax impact of the equity forward contracts.

“Core Earnings”

In accordance with the Rules and Regulations of the Securities and Exchange Commission (“SEC”), we prepare financial statements in accordance with generally accepted accounting principles in the United States of America (“GAAP”). In addition to evaluating the Company’s GAAP-based financial information, management evaluates the Company’s business segments on a basis that, as allowed under SFAS No. 131, “Disclosures about Segments of an Enterprise and Related Information,” differs from GAAP. We refer to management’s basis of evaluating our segment results as “Core Earnings” presentations for each business segment and we refer to this information in our presentations with credit rating agencies and lenders. While “Core Earnings” are not a substitute for reported results under GAAP, we rely on “Core Earnings” to manage each operating segment because we believe these measures provide additional information regarding the operational and performance indicators that are most closely assessed by management.

Our “Core Earnings” are the primary financial performance measures used by management to evaluate performance and to allocate resources. Accordingly, financial information is reported to management on a “Core Earnings” basis by reportable segment, as these are the measures used regularly by our chief operating decision maker. Our “Core Earnings” are used in developing our financial plans and tracking results, and also in establishing corporate performance targets and determining incentive compensation. Management believes this information provides additional insight into the financial performance of the Company’s core business activities. Our “Core Earnings” are not defined terms within GAAP and may not be comparable to similarly titled measures reported by other companies. “Core Earnings” reflect only current period adjustments to GAAP as described below. Accordingly, the Company’s “Core Earnings” presentation does not represent another comprehensive basis of accounting. A more detailed discussion of the differences between GAAP and “Core Earnings” follows.

Limitations of “Core Earnings”

While GAAP provides a uniform, comprehensive basis of accounting, for the reasons described above, management believes that “Core Earnings” are an important additional tool for providing a more complete understanding of the Company’s results of operations. Nevertheless, “Core Earnings” are subject to certain general and specific limitations that investors should carefully consider. For example, as stated above, unlike financial accounting, there is no comprehensive, authoritative guidance for management reporting. Our “Core Earnings” are not defined terms within GAAP and may not be comparable to similarly titled measures reported by other companies. Unlike GAAP, “Core Earnings” reflect only current period adjustments to GAAP. Accordingly, the Company’s “Core Earnings” presentation does not represent a comprehensive basis of accounting. Investors, therefore, may not compare our Company’s performance with that of other financial services companies based upon “Core Earnings.” “Core Earnings” results are only meant to supplement GAAP results by providing additional information regarding the operational and performance indicators that are most closely used by management, the Company’s board of directors, rating agencies and lenders to assess performance.

Other limitations arise from the specific adjustments that management makes to GAAP results to derive “Core Earnings” results. For example, in reversing the unrealized gains and losses that result from SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities,” on derivatives that do not qualify for “hedge treatment,” as well as on derivatives that do qualify but are in part ineffective because they are not perfect hedges, we focus on the long-term economic effectiveness of those instruments relative to the underlying hedged item and isolate the effects of interest rate volatility, changing credit spreads and changes in our stock price on the fair value of such instruments during the period. Under GAAP, the effects of these factors on the fair value of the derivative instruments (but not on the underlying hedged item) tend to show more volatility in the short term. While our presentation of our results on a Managed Basis provides important information regarding the performance of our Managed portfolio, a limitation of this presentation is that we are presenting the ongoing spread income on loans that have been sold to a trust managed by us. While we believe that our Managed Basis presentation presents the economic substance of our Managed loan portfolio, it understates earnings volatility from securitization gains. Our “Core Earnings” results exclude certain Floor Income, which is real cash income, from our reported results and therefore may understate earnings in certain periods. Management’s financial planning and valuation of operating results, however, does not take into account Floor Income because of its inherent uncertainty, except when it is economically hedged through Floor Income Contracts.

Pre-Tax Differences between “Core Earnings” and GAAP

Our “Core Earnings” are the primary financial performance measures used by management to evaluate performance and to allocate resources. Accordingly, financial information is reported to management on a “Core Earnings” basis by reportable segment, as these are the measures used regularly by our chief operating decision maker. Our “Core Earnings” are used in developing our financial plans and tracking results, and also in establishing corporate performance targets and determining incentive compensation. Management believes this information provides additional insight into the financial performance of the Company’s core business activities. “Core Earnings” reflect only current period adjustments to GAAP, as described in the more detailed discussion of the differences between GAAP and “Core Earnings” that follows, which includes further detail on each specific adjustment required to reconcile our “Core Earnings” segment presentation to our GAAP earnings.

1)	Securitization Accounting: Under GAAP, certain securitization transactions in our Lending operating segment are accounted for as sales of assets. Under “Core Earnings” for the Lending operating segment, we present all securitization transactions on a Managed Basis as long-term non-recourse financings. The upfront “gains” on sale from securitization transactions as well as ongoing “servicing and securitization revenue” presented in accordance with GAAP are excluded from “Core Earnings” and are replaced by the interest income, provisions for loan losses, and interest expense as they are earned or incurred on the securitization loans. We also exclude transactions with our off-balance sheet trusts from “Core Earnings” as they are considered intercompany transactions on a Managed Basis.

2)	Derivative Accounting: “Core Earnings” exclude periodic unrealized gains and losses arising primarily in our Lending business segment, and to a lesser degree in our Corporate and Other business segment, that are caused primarily by the one-sided mark-to-market derivative valuations prescribed by SFAS No. 133 on derivatives that do not qualify for “hedge treatment” under GAAP. Under “Core Earnings,” we recognize the economic effect of these hedges, which generally results in any cash paid or received being recognized ratably as an expense or revenue over the hedged item’s life. “Core Earnings” also exclude the gain or loss on equity forward contracts that under SFAS No. 133 are required to be accounted for as derivatives and marked-to-market through earnings.

3)	Floor Income: The timing and amount (if any) of Floor Income earned in our Lending operating segment is uncertain and in excess of expected spreads. Therefore, we exclude such income from “Core Earnings” when it is not economically hedged. We employ derivatives, primarily Floor Income Contracts and futures, to economically hedge Floor Income. As discussed above in “Derivative Accounting,” these derivatives do not qualify as effective accounting hedges, and therefore, under GAAP, they are marked-to-market through the “gains (losses) on derivative and hedging activities, net” line on the income statement with no offsetting gain or loss recorded for the economically hedged items. For “Core Earnings,” we reverse the fair value adjustments on the Floor Income Contracts and futures economically hedging Floor Income and include the amortization of net premiums received in income.

4)	Acquired Intangibles: We exclude goodwill and intangible impairment and the amortization of acquired intangibles.